Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Paringa Resources Limited (the “Company”) on Form 20-F for the fiscal year ended June 30, 2018 (the “Annual Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Dominic Allen, Vice President, Finance of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and
2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Paringa Resources Limited.
Date:	October 31, 2018

By:	/s/ Dominic Allen
Name:	Dominic Allen
Title:	Vice President, Finance (principal financial officer)